                            AGREEMENT OF TRANSFER AND SALE

The undersigned (or the nominee of the undersigned) is an owner of the number of shares of Series A Convertible Preferred Stock, par value $0.10 per share ("Shares") of Hills Stores Company, a Delaware corporation ("Company") set forth below on this Agreement of Transfer and Sale ("Agreement"), and agrees to sell and transfer all of the undersigned's right, title and interest in the Shares to Gale Island, LLC, on the terms and conditions set forth in Gale Island, LLC's Offer to Purchase dated February 5, 1998, and as set forth below. Unless otherwise indicated below, the undersigned agrees to sell all (100%) of the Shares the undersigned owns.

1. Notwithstanding any provision to the contrary, the undersigned agrees that in the event any distribution of cash with respect to the Shares or any redemption of the Shares is made or declared (collectively, a "Distribution") by the Company to the undersigned on or after January 1, 1998 with respect to the Shares being sold and transferred to it pursuant to this Agreement, that the cash price of $3.25 per Share to be paid to the undersigned shall be reduced by the amount of the Distribution per Share to the undersigned. To the extent any Distribution is made or declared by the Company with respect to the Shares for any period on or after January 1, 1998 that are received by the undersigned, the undersigned understands that the amount of said Distribution will be deducted from the cash price of $3.25 per Share to be paid to the undersigned by Gale Island, LLC, pursuant to the timing set forth in the Offer. To this end, upon acceptance of this transfer by the Company, the undersigned hereby instructs the Company to change the address of its account to : Gale Island, LLC, c/o Global Capital Management, 601 Carlson Parkway, Suite 200, Minnetonka, Minnesota 55305, or such entity as Gale Island, LLC may designate in its sole discretion.

2. The undersigned (or the nominee for the undersigned) by executing this Agreement hereby irrevocably constitutes and appoints Gale Island, LLC, a Delaware limited liability company, and its Manager, Global Capital Management, Inc., a Delaware corporation, as its true and lawful agent and attorney-in-fact with respect to the Shares with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) of the undesigned to (a) execute, swear to, acknowledge, and file any document providing for or relating to the transfer of the ownership of the Shares on the books of the Company; (b) deliver the Shares and transfer ownership of the Shares on the books of the Company; (c) endorse in favor of Gale Island, LLC or any other payee Gale Island, LLC otherwise designates on the undersigned's behalf, any and all payments payable to the undersigned and received by Gale Island, LLC from the Company for any period of time on or after January 1, 1998; and (d) receive all benefits and distributions and cause the Company to amend the books and records of the Company, including my record account and address, to direct Distributions to Gale Island, LLC and otherwise exercise all rights of beneficial owner of the Shares. Neither Gale Island, LLC, nor Global Capital Management, Inc. shall be required to post bond of any nature in connection with this power of attorney.

3. The undersigned hereby represents and warrants that the Shares are being sold and transferred free and clear of all liens and encumbrances of any kind, that it has the authority to execute this Agreement and that the Company may rely on this Agreement and any document executed by Gale Island, LLC or Global Capital Management, Inc., as the attorney-in-fact for the undersigned, which are necessary or convenient to carrying out all matters contemplated by this Agreement.

4. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undersigned's tax identification number or social security number set forth below is true and correct.

5. The undersigned (or the nominee of the undersigned) hereby certifies under penalty of perjury that is not subject to backup withholding either because the undersigned has not been notified by the Internal Revenue Service (the "IRS") that the undersigned is subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified the undersigned that the undersigned is no longer subject to backup withholding.

6. The undersigned (or the nominee of the undersigned) hereby certifies, under penalty of perjury, that the undesigned, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The undersigned understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

7.        / / Yes        / / No

     I have possession of the certificates evidencing ownership of the Shares and am sending them to Gale Island, LLC with this Agreement.


                           IRA/Pension/Custodial
---------------------------                       -----------------------------             --------------------------------
Account # or                                      Printed Name of Shareholder               Signature of Shareholder
Tax Identification #


---------------------------                       -----------------------------             --------------------------------
Social Security or Tax ID #                       Printed Name of Joint Shareholder         Signature of Joint Shareholder, if any
                                                  (or IRA/Pension/Custodian Name)           (or IRA/Pension/Custodian Signature)


---------------------------                       -----------------------------
Telephone Number                                  Today's Date


---------------------------                       MEDALLION GUARANTEE FOR                   MEDALLION GUARANTEE FOR
 No. of Shares Sold and Transferred               SHAREHOLDER                               SHAREHOLDER


                                                                                            MEDALLION GUARANTEE FOR
                                                                                            CUSTODIAN



/ /  Less than 100% of Shares owned sold
     and transferred (check box if applicable)

Agreed to and Accepted

Gale Island, LLC
By:  Its Manager
     Global Capital Management, Inc.


By:
     ---------------------

                               INSTRUCTIONS TO COMPLETE
                            AGREEMENT OF TRANSFER AND SALE


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                 PLEASE CAREFULLY PROVIDE THE FOLLOWING INFORMATION:


1.   Sign Agreement;
2. Have your signature MEDALLION GUARANTEED. A medallion guarantee can be obtained through your broker or local financial institution. You may want to call ahead to confirm that the particular location has the medallion guarantee. Please remember, a medallion guarantee is not a notary;
3.   Provide your social security or tax identification number;
4.   INDICATE THE NUMBER OF SHARES YOU WANT TO SELL AND TRANSFER;
5.   Date the Agreement;
6.   Provide a telephone number where you can be reached; and
7. RETURN THE AGREEMENT AND, IF YOU HAVE POSSESSION OF THE SHARE CERTIFICATES, THE SHARE CERTIFICATES, IN THE ENVELOPE PROVIDED. IF CERTIFICATES EVIDENCING THE SHARES ARE ENCLOSED, SEND THEM CERTIFIED MAIL, RETURN RECEIPT REQUESTED.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

           IN ADDITION TO THE INFORMATION REQUESTED IN ITEMS 1 TO 7 ABOVE:


IF YOU OWN THE SHARES JOINTLY WITH ANOTHER INDIVIDUAL:

Please have both owners sign the Agreement, both signatures must be Medallion Guaranteed. If spouse is deceased, please enclose a certified copy of the Death Certificate along with a Letter Testamentary or Will showing your beneficial ownership or executor capacity.

IF YOU OWN THE SHARES IN YOUR IRA:

Please provide the name of your custodian and your IRA account number. This information will be used solely by your custodian (the financial institution with custody of your account) to make certain that the purchase proceeds are properly deposited in your account. If your Shares are held in an IRA account, in addition to your signature, the custodian's signature is required on the Agreement of Transfer and Sale. We will obtain this required signature for you.

IF THE SHARES ARE OWNED IN A TRUST, PROFIT SHARING OR PENSION PLAN:

Attach the first and last pages, as well as the section of the Trust Agreement showing that the signer has authority to sign the Agreement on behalf of the Trust or Plan.

IF THE SHARES ARE OWNED IN A CORPORATION:

Attach an original corporate resolution showing that the signer has the authority to sign the Agreement on behalf of the corporation.

                    MAIL TO:

                    Gale Island, LLC
                    c/o EBF & Associates, a Limited Partnership
                    601 Carlson Parkway, Suite 200
                    Minnetonka, Minnesota  55305

                    FAX TO:

                    Gale Island, LLC
                    1-612-475-7328